SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

Filed by the Registrant  [ X ]
Filed by a Party Other Than the Registrant  [   ]

Check the appropriate box:

[     ]  Preliminary Proxy Statement
[     ]  Confidential, for use of the Commission only (as permitted by Rule
         14a-6(e)(2))
[ X   ]  Definitive Proxy Statement
[     ]  Definitive Additional Materials
[     ]  Soliciting Material Pursuant to "240.14a-11(c) or "240.14a-12

                          POINTE FINANCIAL CORPORATION
                          ----------------------------
       (Name of Registrant as Specified in Its Articles of Incorporation)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X   ]  No fee required.
[     ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1)       Title of each class of securities to which transaction
                  applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:
[     ]  Fee paid previously with preliminary materials.
[     ]  Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
         2)      Form, Schedule or Registration Statement No.:
         3)      Filing Party:
         4)      Date Filed:

                       [POINTE FINANCIAL CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           FOR FRIDAY, APRIL 28, 2000

      NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of the Shareholders (the "Annual Meeting") of Pointe Financial Corporation (the "Company") will be held at the Boca Pointe Country Club, 7144 Boca Pointe Drive, Boca Raton, Florida 33433, April 28, 2000, at 10 A.M., for the following purposes:

          (1)  To elect three Class III directors to serve until 2003; and

          (2) To amend the 1998 Directors Deferred Compensation Plan to increase the number of shares authorized thereunder to 122,500 and

          (3) To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

      Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

                                              By Order of the Board of Directors

                                              /s/ Roberto Kassin
                                              ----------------------------------
                                              ROBERTO KASSIN
                                              Chairman of the Board

Boca Raton, Florida
March 8, 2000

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                          POINTE FINANCIAL CORPORATION
                              21845 Powerline Road
                            Boca Raton, Florida 33433
                                 (561) 368-6300

                                 PROXY STATEMENT
          For the Friday, April 28, 2000 Annual Meeting of Shareholders

                                  INTRODUCTION

      This Proxy Statement is furnished to shareholders of Pointe Financial Corporation (the "Company") in connection with the solicitation by the Company's Board of Directors (the "Board" or "Board of Directors") of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10 A.M. on April 28, 2000, at the Boca Pointe Country Club, 7144 Boca Pointe Drive, Boca Raton, Florida 33433 and at any postponements or adjournments thereof. At the Annual Meeting, the shareholders of the Company will consider the matters described herein. The approximate date of mailing this Proxy Statement and the accompanying proxy card to the Company's shareholders is March 27, 2000.

                       VOTING AND SOLICITATION OF PROXIES

Use of Proxies at the Annual Meeting

      Proxies in the accompanying form, if properly executed, received by the Company prior to the Annual Meeting and not revoked prior to the use thereof, will be voted at the Annual Meeting as instructed thereon. Executed proxies with no instructions indicated thereon will be voted (1) For each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, and (2) For approval of the amendment to the 1998 Director Deferred Compensation Plan. The Board of Directors knows of no matters that are to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement, but if other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed proxy card to vote as proxies with respect to such matters in accordance with their judgment.

Revocation of Proxies

      A proxy may be revoked at any time prior to the use of such proxy in voting. Any shareholder may revoke a proxy delivered pursuant to this solicitation by delivery of written notice to the Secretary of the Company, by submission of a later-dated proxy, or by voting in person at the Annual Meeting.

Record Date; Shareholders Entitled to Vote at Annual Meeting

      Holders of record of the Company's Common Stock at the close of business on March 15, 2000 (the "Record Date") are entitled to notice of and to vote on each proposal submitted to the shareholders at the Annual Meeting and any postponements or adjournments thereof.

      Each share of Common Stock is entitled to one vote. As of the Record Date, 2,013,018 shares of Common Stock were outstanding.

Quorum; Adjournment; Vote Required for Approval

      Holders of the Common Stock are entitled to vote on the proposal being submitted to the shareholders at the Annual Meeting. Holders of shares of the Common Stock, present in person or by proxy, representing a majority of the votes entitled to be cast constitute a quorum at the Annual Meeting for action on all proposals.

      Abstentions are included in the calculation of the number of votes represented at the Annual Meeting for purposes of determining whether a quorum has been achieved. In the event there are not sufficient votes for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

      Under applicable Florida law, the directors nominated for election to the Board, as described under the caption "Election of Directors," must each be elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. Votes withheld for one or more nominees for director will not be deemed affirmative votes for this purpose.

      Under applicable Florida law, to be approved, Proposal Two must receive the affirmative vote of a majority of the shares entitled to vote at the Annual Meeting.

Solicitation

      The Company will bear the cost of solicitation of proxies. In addition to the use of the U.S. mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, facsimile or telegram. Such persons will receive no additional compensation. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for their reasonable expenses in sending the proxy materials to their principals.

      A copy of the Company's Annual Report, including consolidated financial statements for the fiscal year ended December 31, 1999, has been mailed to shareholders with this Proxy Statement.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

      The By-Laws of the Company provide that the Board of Directors shall consist of not less than five nor more than twelve members, such number within the foregoing parameters to be set by the Board of Directors. The By-Laws further provide that the Board of Directors shall be divided into three (3) classes of directors of as nearly equal numbers as possible, designated Class I, Class II and Class III, respectively, serving staggered three-year terms, with the term of a class expiring at each annual meeting of shareholders. At the present time, the Board of Directors consists of seven members, of which the terms of the three Class III members expire in 2000.

      The terms of directors Roberto Kassin, Timothy McGinn and R. Carl Palmer, Jr. expire at the forthcoming 2000 Annual Meeting. The Board of Directors of the Company as a nominating committee have selected Messrs. Kassin, McGinn and Palmer as nominees for re-election as directors. Each of the nominees has consented to being named as a nominee in this Proxy Statement and to serve if elected. Unless directed otherwise, the persons named as proxies intend to vote for the election of Messrs. Kassin, McGinn and Palmer as directors, each to hold office until the 2003 Annual Meeting, and until his successor is qualified and elected, or until his earlier death, removal or resignation. If Mr. Kassin, Mr. McGinn or Mr. Palmer should be unavailable for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion. Management, however, does not anticipate that any of the nominees will be unavailable. The following sets forth certain information regarding each nominee as well as the other directors whose terms of office will continue after the 2000 Annual Meeting. All of the directors of the Company are also directors of Pointe Bank (the "Bank").

Nominees for Director

                                                                                  Term will
Name                                Position                              Age      Expire
----                                --------                              ---      ------
Roberto Kassin                      Director                              49        2000
Timothy McGinn                      Director                              51        2000
R. Carl Palmer, Jr.                 Director                              59        2000


Directors Whose Terms Will Continue
-----------------------------------
                                                                                  Term will
      Name                          Position                              Age      Expire
------------------                  --------                             -----     ------
Morris Massry                       Director,                             70        2001
                                      Chairman of the Bank
Parker D. Thomson                   Director                              66        2001
Steven A. Elias                     Director,                             53        2002
                                      Vice-Chairman of the Bank

D. Richard Mead, Jr.                Director                              69        2002


      Steven A. Elias. Mr. Elias has been president of Steven Allan Elias & Associates, Inc., registered real estate brokers, since 1976. He is a director of Parrot River Trading. He has extensive knowledge of real estate in Miami-Dade, Broward and Palm Beach counties. Mr. Elias graduated from the University of Miami in 1968, after which he joined the U.S. Coast Guard. He has been a resident of south Florida since 1953.

      D. Richard Mead, Jr. Mr. Mead retired from Southeast Banking Corporation as a Senior Vice President and manager of the Commercial Real Estate Division in 1991. From 1976 to 1991 he was also President & CEO of Southeast Mortgage Company. Prior to joining Southeast Bank, he was an officer of D. R. Mead & Co., a commercial mortgage banking firm, which was sold to Southeast Banking Corporation in 1970. Mr. Mead received his undergraduate degree from Duke University in 1952 and a graduate degree from Harvard Business School in 1954. He is currently a director and Chairman of the Audit Committee of Consolidated Paper Company. Mr. Mead resides in Miami-Dade County.

      Roberto Kassin. Mr. Kassin has been Chairman of the Board of the Company and a director of the Bank since 1994. He was a director of Pointe Federal in 1986 and Chairman in 1993. He has been President of American Land Management Group, Inc. since 1986 and President of Foreign Financial Investment, Inc. since 1979. Mr. Kassin is President of the Greater Miami Jewish Federation-Latin Division, Acting President of Aish H'Torah, and director of the Michael-Ann Russell Jewish Community Center. Mr. Kassin is a resident of Miami-Dade County.

      Timothy McGinn. Mr. McGinn became a director of the Company in 1994. He has been a director and Chairman of McGinn, Smith & Co., Inc., investment bankers and brokers, since 1980. Mr. McGinn serves as director and Chairman of Health Enterprises Management, Inc. and a director of Same Day Surgery, Inc. Mr. McGinn also serves as the Vice Chairman of the New York Racing Association.

      R. Carl Palmer, Jr. Mr. Palmer joined the Company and Bank in 1995 as Chief Executive Officer, President and director. He began his banking career at Chemical Bank in New York in 1964. In 1979, he moved to south Florida as an Executive Vice President for Southeast Banking Corporation. During his tenure at that bank with $17 billion in assets, he had responsibilities for business development, business banking and community banking. From 1988 to 1991, he was President, Chief Operating Officer and director of BancFlorida in Naples, Florida. He became a Senior Associate with Martin W. Taplin & Associates, Inc., a real estate investment firm, in 1991. Mr. Palmer received a B.A. from Dartmouth College in 1962, an M.B.A. from Amos Tuck School in 1963 and a J.D. from New York Law School in 1969. Mr. Palmer resides in Palm Beach County.

      Morris Massry. Mr. Massry has been a director of the Company since 1994. He became a director of Flamingo Bank in 1988 and Chairman of the Board in 1989. Mr. Massry has been a partner in the real estate investment firm of Albert, Kirsch, Massry & Massry, in Albany, New York, since 1964. Mr. Massry serves as a Vice President and director of the State University

Foundation, a director and former Chairman of the Center for the Disabled, a director and former Chairman of the United Way, and a trustee of Regent College, all in Albany, New York. Mr. Massry resides part of the year in Albany, New York and part of the year in Miami-Dade County.

      Parker D. Thomson. Mr. Thomson is the Senior Partner of Thomson Muraro Razook & Hart, P.A., a law firm in Miami-Dade County, and has been a partner in such firm for more than five years. He was admitted to the Florida bar in 1961 and is a member of the bar of several state and federal courts, including the United States Supreme Court. He is a special Assistant Attorney General for the State of Florida and a member of the Florida Taxation and Budget Reform Commission. Mr. Thomson is Chairman of the Performing Arts Center Trust of Miami-Dade County which is charged with construction of a $200 million plus performing arts facility. Mr. Thomson received an undergraduate degree from Princeton University and an LL.B. from Harvard University. He resides in Miami-Dade County.

      Directors are elected for three year terms, classified into Classes I, II, and III. Messrs. Massry and Thomson are Class I Directors with terms expiring on the date of the Company's annual meeting of shareholders in 2001; Messrs. Elias and Mead are Class II Directors with terms of office expiring on the date of the Company's annual meeting of shareholders in 2002; Messrs. Kassin, McGinn and Palmer are class III Directors with terms of office expiring on the date of the Company's annual meeting of shareholders in 2000. Each officer of the Company is elected by the Board of Directors and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Committees and Meetings of the Board of Directors

      During the 1999 fiscal year, Timothy McGinn, Roberto Kassin, Morris Massry and R. Carl Palmer, Jr. acted as the Executive Committee of the Company's Board and as the Executive Committee of the Bank's Board. The committee chairman is Mr. Timothy McGinn. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings of the Board, including the power to formulate plans, policies and programs for the management, operation and development of the Company and the Bank. During 1999, the Company's and the Bank's Executive Committee met as required.

      All members of the Company's Board of Directors served as the Nominating Committee for 1999. The Nominating Committee selects nominees for election as directors of the Company and the Bank. The Committee met as required as a part of the regular Board meetings of the Company and the Bank.

      The Company's and the Bank's Audit Committee for 1999 was composed of D. Richard Mead, Jr., Steven A. Elias, Timothy McGinn and Parker Thomson. The committee Chairman was D. Richard Mead, Jr. The Audit Committee reviews the financial condition, operations and records of the Company and the Bank. They also review with management and the independent auditors the systems of internal control and compliance with banking regulations. The Committee had three formal meetings in 1999.

      Messrs. Steven A. Elias, Morris Massry, Timothy McGinn, D. Richard Mead, Jr. and Parker Thomson, all non-management members of the Company's Board, served as members of the Compensation Committee of the Company and the Bank in 1999. Mr. Parker Thomson serves as the committee Chairman. During 1999, the Compensation Committee was responsible for approving the salary and stock options for R. Carl Palmer, Jr., who served as President and Chief Executive Officer during 1999 and the salary and stock options for the two other most senior officers. The Committee had three formal meetings during 1999.

         The Company's Board of Directors and Pointe Bank's Board of Directors each held 10 meetings during 1999. Each current director nominated for reelection and each continuing director attended at least 90% of all meetings of the Company's Board and at least 90% of all meetings of the Bank's Board during the period in which the director was a member. Each director attended at least 75% of the total number of meetings held by all committees on which he served.

Compensation of Directors

         Directors who are also employees of the Company and the Bank do not receive compensation for service on the respective Boards. Directors who are not employees of the Company or the Bank receive annual retainers of $6,000 for serving on the Board of Directors of each of the Company and the Bank. The fiscal year for compensation of the Board of Directors of the Company and the Bank begins on April 1 and ends March 31. The Chairman of the Board of the Company receives an annual stipend of $15,000 and the Chairman of the Board of the Bank receives an annual stipend of $7,500. In addition, committee chairmen receive annual retainers of $3,000. Directors may elect to receive their retainers and stipends in the form of cash or newly issued shares of common stock and may elect to defer portions of these retainers under the Company's deferred compensation plan. The election is made immediately after the Annual Meeting of Shareholders for the coming year's service. In addition, each non-employee director receives an annual stock option award and cash fees of $100 per board meeting and $200 per committee meeting for each board and committee meeting attended.

         The Company's deferred compensation plan for directors was adopted by the Board in 1998. The plan permits the directors to receive common stock of the Company in lieu of cash as payment of their annual retainer fee for being directors and provides the directors the opportunity to defer portions of these retainers. The total number of shares available under this plan is 22,500. For the years ended December 31, 1999 and 1998, a total of 11,228 and 6,924 shares respectively were paid in lieu of cash of $109,473 and $106,456 respectively to the directors.

         In addition, total cash payments for meeting fees for 1999 were $32,600, and the Company granted non-employee directors stock options to purchase 6,000 shares at $9.75 per share, which was the fair market value per share at the time of grant.

                         PROPOSAL TWO: AMENDMENT OF 1998
                      DIRECTORS DEFERRED COMPENSATION PLAN

         The 1998 Pointe Financial Corporation Directors Deferred Compensation Plan (the "Directors Plan") authorizes the Company to award shares of its Common Stock to Directors of the Company and the Bank, in lieu of cash, as payment for annual retainers for their service as Directors of the Company or the Bank.

Plan Summary

         Eligible Directors. Directors of the Company or the Bank who are not employees of the Company or the Bank may elect to receive their annual retainers for service as a Director in the form of Common Stock.

         Eligible Compensation. Compensation eligible for disbursement under the Directors Plan ("Eligible Compensation") includes annual retainers for service on the Board of Directors of the Company or the Bank or any Committee thereof. Eligible Compensation does not include fees for attendance at meetings or reimbursement of expenses associated therewith.

         Determination of Stock Awards. As of the date that any Eligible Compensation becomes due to a Director (the "Determination Date"), such Director may elect to receive the compensation in the form of Common Stock. The amount of Common Stock to be issued by the Company will be equal to the amount of Eligible Compensation divided by the closing price of the Common Stock on the Determination Date.

         Deferral of Eligible Compensation. A Director may elect, on a form prescribed by the President of the Company, to defer any Eligible Compensation. Such election must be made before the Annual Meeting of Shareholders for the year in which the election is made. Deferred compensation will be held in a Stock Unit Account to be maintained for each Director until distributed in accordance with the Directors Plan.

         Authorized Shares. As of the date of this proxy Statement, there was a total of 22,500 shares of Common Stock authorized for issuance under the Directors Plan, of which 20,678 have been issued.

Purpose and Effect of Amendment

         The Board of Directors of the Company and the Bank believe that it is in the best interest of the Company to align the compensation of nonemployee Directors with the performance of the

Company. Approval of Proposal Two would authorize the Company to issue an additional 100,000 shares of Common Stock under the Directors Plan (a total of 122,500).

The following table shows the benefits which are expected to be conferred under the amended plan in the fiscal year ending December 2000 to (i) each of the named executives; (ii) the executive officers as a group; (iii) all non-executive directors as a group; (iv) all non-executive officer employees as a group.

                                New Benefit Plan
                1998 Amended Director Deferred Compensation Plan
--------------------------------------------------------------------------------

Name                                                 Dollar Value ($)                             Number of Units
-----------------------------------------------------------------------------------------------------------------
R. Carl Palmer, Jr.                                            0                                       0
Beverly P. Chambers                                            0                                       0
Bradley R. Meredith                                            0                                       0
Executive Group                                                0                                       0
Non-Executive Directors Group                           $109,473(1)                                   (2)
Non-Executive Officer Employee Group                           0                                       0

(1) To be paid in the form of common stock based on amounts paid in fiscal year ended December 31, 1999.

(2) Will vary depending on the most recent closing price of common stock as of the date the benefits are paid.

                             EXECUTIVE COMPENSATION

Summary of Compensation

         The following table shows all compensation paid to the Company's Chief Executive Officer and the Company's other two most highly compensated executive officers who were serving as executive officers at the end of fiscal 1999 for all services rendered to the Company and its subsidiaries for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE
                                                Annual                   Long Term
                                             Compensation           Compensation Awards
                                             ------------           -------------------
                                                                        Securities
   Name and Principal                                                   Underlying                  All Other
        Position                    Year      Salary      Bonus    Options/SARs (#) (1)         Compensation (2)
----------------------------------- ----      ------      -----    -------------------          ----------------

R. Carl Palmer, Jr.
Chief Executive Officer            1999     $221,170      5,606            15,700                    $  9,896
  and President                    1998      202,457       --              20,250                       9,169
                                   1997      202,304       --              19,500                       8,546

Beverly P. Chambers                1999     $111,749      2,900             7,000                    $  8,253
Executive Vice President           1998       88,432       --               9,450                       7,037
                                   1997       93,420       --               9,900                       6,538

Bradley R. Meredith                1999     $ 98,335      3,014             5,850                    $  7,869
Chief Financial Officer            1998       90,182       --               7,500                       2,501
Senior Vice President              1997       48,777       --               9,000                      10,804

Dennis Reed (3)                    1999     $106,819      2,700             7,500                    $  7,754
Sr. Vice President                 1998       90,207       --               7,500                       6,055
                                   1997       78,826       --               6,400                       4,223

(1) All information relates to option grants; no grants of SARs have been made by the Company.

(2) All Other Compensation consists of the Company's contributions to the Company's 401(k) Plan for the benefit of the named executive officers and the Company's portion of insurance premiums. Mr. Meredith's 1997 other compensation included a relocation cost paid by the Bank.

(3)      Dennis Reed passed away on January 15, 2000.

Stock Option Grants

         The following table sets forth certain information concerning the grant of stock options to the named executive officer during the fiscal year ended December 31, 1999.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)




                                              Individual Grants
                                                 % of Total                                     Potential Realizable
                        No. of Securities         Options                                      Value at Assumed Annual
                           Underlying             Granted          Exercise                     Rates of Stock Price
                            Options            to Employees         Price     Expiration    Appreciation for Option Term
       Name              Granted (#)(1)       in Fiscal Year      ($/Share)     Date             5%($)          10%($)
-----------------        ---------------      --------------     ----------  ------------     ------------     --------
R. Carl Palmer, Jr.        15,700 (2)               31.9%         $  9.75     04/16/2009        $24,128       $ 50,668
Beverly P. Chambers         7,000 (2)               14.2%            9.75     04/16/2009         10,758         22,591
Bradley R. Meredith         5,850 (2)               11.8%            9.75     04/16/2009          8,991         18,879
Dennis Reed (3)             6,400 (2)               13.0%            9.75     04/16/2009          9,836         20,654


(1)   The Company has not granted any SARs.

(2) All options reflected in the table above were granted under the Company's 1998 Incentive Compensation and Stock Award Plan. The options were granted with an exercise price equal to the Fair Market Value of the Company's Common Stock on April 16, 1999.

(3)   Dennis Reed passed away on January 15, 2000.

Stock Option Exercises and Fiscal Year-End Values

         The following table provides information about stock options exercised by the named executive officer during the fiscal year ended December 31, 1999, including the value realized upon exercise. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options at the end of the 1999 fiscal year.

             Aggregated Option/SAR Exercises in Last Fiscal Year and
                        Fiscal-Year-End Option/SAR Values

                                                                                                Value of
                                                           Number of Securities            Unexercised in-the-
                           Shares                         Underlying Unexercised            Money Options at
                         Acquired on      Value        Options at Fiscal Year-End(1)       Fiscal Year-End(2)
Name                    Exercise (#)  Realized ($)      Exercisable   Unexercisable    Exercisable  Unexercisable
----                    ------------  ------------      -----------   -------------    -----------  -------------
R. Carl Palmer, Jr.           0           $ 0             61,800        23,650            $  0         $ 0
Beverly P. Chambers           0             0             15,480        10,870               0           0
Bradley R. Meredith           0             0              6,600        15,750               0           0
Dennis Reed (3)               0             0              9,000        12,400               0           0

(1)   The Company has not granted any SARs.

(2) The value of unexercised in-the-money options was calculated based on the difference between the market value per share at December 31, 1999 ($8.25) and the exercise price of the options.

(3)   Dennis Reed passed away on January 15, 2000.

Compensatory Contracts and Arrangements

         As of August 16, 1999 the Company entered into Employment Agreements with R. Carl Palmer, Jr., Beverly P. Chambers and Bradley R. Meredith. Each Employment Agreement provides for certain benefits, including severance pay and the continuation of insurance coverage, for a period of two years upon any of the following occurring after a change in control of the Company: (i) the employee's voluntary termination for good reason; or (ii) termination of employment by the Company other than for cause of disability. The Employment Agreements provide that "good reason" exists if (i) the employee is assigned duties and responsibilities inconsistent with his position or status; (ii) the Company has reduced the employee's salary or failed to increase the same consistent with performance reviews: (iii) the Company requires the employee to relocate against his wishes or fails to reimburse the employee for a voluntary relocation; or (iv) the Company has failed to continue in effect any benefit plan in which the employee participated before the change in control or takes action adversely affecting his participation in any such plans. The Employment Agreements provide that "cause" exists when the employee (i) commits an act constituting a felony or involving fraud or serious moral turpitude; (ii) willfully refuses, other than for incapacity, to substantially perform his duties where such refusal causes demonstrable material injury to the Company; or (iii) willfully engages in gross misconduct materially injurious to the Company.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board of Directors determines the compensation of the Company's executive officers. No member of the Compensation Committee is an officer of the Company or Bank.

Certain Relationships and Related Transactions

         Certain directors and executive officers of the Company and the Bank, as well as certain members of their families and certain business entities with which they or their families are affiliated, are borrowers from the Bank. All such loans were made in the ordinary course of business, did not involve more than the normal risk of collection or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to directors and executive officers must be approved by the Board of Directors of the Bank.

Report on Executive Compensation

         The Company's executive compensation program is designed to provide executives with an annual salary which is competitive in the industry and to grant stock options which serve as incentive compensation. The Company believes that in order to attract and retain talented executives and to motivate them to achieve the Company's goals, compensation should be comparable to that paid by similar organizations in the industry for executives with similar responsibility and positions and should motivate executives to achieve the Company's goals for performance and profitability. The Board refers to various industry compensation surveys for assistance in setting appropriate compensation levels.

         Based on this policy, R. Carl Palmer, Jr.'s compensation for fiscal year 1999 consisted of his annual base salary, an award of stock options and the Company's contribution to Mr. Palmer's 401(k) Plan. The Compensation Committee evaluated the salary of Mr. Palmer on the same criteria used to evaluate the salaries of other Executive Officers. The level of Mr. Palmer's compensation was based on the Company's overall profitability and the performance of the Bank's core business. By focusing on the Company's strategic plan and recruiting a strong management team, Mr. Palmer was instrumental in improving the profitability of the Company.

         Stock options are periodically granted by the Company to some or all of its executive officers as a means of creating a long term incentive; therefore, no benefit accrues to the executives from the stock option until the market value of the Company's Common Stock appreciates. This mechanism provides executives with a long term goal and incentive to enhance equity value of the Bank which coincides with the interests of the shareholders. The Board granted a total of 15,700 stock options to Mr. Palmer in 1999 in recognition of his individual performance and his impact on the Bank's financial results.

                                                      Respectfully submitted,

                                                       COMPENSATION COMMITTEE

                                                          Steven A. Elias
                                                          Morris Massry
                                                          Timothy M. McGinn
                                                          D. Richard Mead, Jr.
                                                          Parker D. Thomson

                                PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total stockholder return on the Company's Common Stock with the NASDAQ Index and the PNTE Peer Group consisting of all publicly traded banks in the Southeast region of the United States with assets of $500 million or less. Total return was calculated by assuming $100 was invested on June 12, 1998, at the close of business and there were no dividends reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

                  [Graphics omitted]

                                                      Period Ending
                                                      -------------
Index                                       06/12/98     12/31/98      12/31/99
-------------------------------------------------------------------------------
Pointe Financial Corporation                 100.00       66.53          54.02
NASDAQ - Total US                            100.00      127.64         230.59
Pointe Financial Peer Group *                100.00       87.24          78.89

*Pointe Financial Peer Group consists of all publicly traded banks in the Southeast Region with assets <$500 million.

         This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock as of March 1, 2000, by (i) each director of the Company;
(ii) each executive officer of the Company; (iii) all directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

     Name and Address of                                Shares Beneficially
        Beneficial Owner                                      Owned(1)
        ----------------                                      --------
                                                      Number           Percent
                                                      ------           -------
Directors and Executive Officers
--------------------------------

Roberto Kassin (2)                                   280,970           13.84%
21471 Highland Lakes Boulevard
North Miami, FL 33179

Morris Massry (3)                                    230,694           11.41%
Executive Park North
Stuyvesant Plaza
Albany, NY 12203

R. Carl Palmer, Jr. (4)                              112,450            5.36%
741 Azalea Street
Boca Raton, FL 33486

Timothy McGinn (5)                                    61,518            3.04%
15 Marion Avenue
Albany, NY 12203

Beverly P. Chambers (6)                               28,048            1.38%
2633 Oakbrook Drive
Ft. Lauderdale, FL 33332

Bradley R. Meredith (7)                               28,865            1.42%
2302 N.W. 25 Way
Boca Raton, FL 33434

D. Richard Mead Jr. (8)                               14,513            0.72%
4990 S.W. 72 Street
Unit 105
Miami, FL 33155

Parker D. Thomson (9)                                 12,818            0.64%
1 S.E. 3 Avenue
Miami, FL 33131

Steven A. Elias (10)                                   9,010            0.45%
115 N.W. 167 Street, #300
North Miami Beach, FL 33169

All directors and executive officers,                778,886           35.59%
as a group (11)

(1) The nature of reported beneficial ownership, as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, is sole voting and investment power unless otherwise indicated. Common Stock ownership of the persons listed reflects, as indicated, shares of the Company's Common Stock that would be issued upon the exercise of options granted to such persons to acquire such Common Stock.

(2) Reflects 3,076 shares held jointly by Roberto Kassin and his wife; 194,956 shares held by the Kassin Family Partnership Ltd., of which Mr. Kassin and his wife control 100%; 65,208 shares held by a trust for the benefit of Mr. Kassin's father-in-law, Leon Papu, the co-trustees of which are Mr. Kassin and his wife and 17,730 shares that may be acquired by Mr. Kassin upon the exercise of stock options.

(3) Reflects 158,005 shares held by Mr. Massry; 62,969 shares owned by KAM, Inc., controlled by Mr. Massry; and 9,720 shares that may be acquired by Mr. Massry upon exercise of his options. Does not include 10,680 shares owned or controlled by Mr. Massry's family members.

(4) Reflects 25,000 shares held individually by Mr. Palmer; 2,000 shares held individually by Mr. Palmer's mother-in-law and 85,450 shares that may be acquired by Mr. Palmer upon the exercise of his options.

(5) Reflects 17,744 shares held individually by Mr. McGinn; 6,615 shares held jointly by Timothy McGinn and his wife; 24,489 shares held by McGinn, Smith and Co., Inc.; 1,237 shares held by McGinn Smith Capital Holdings; 2,742 shares held by McGinn Smith Incentive Savings Plan; 1,000 shares held by Mr. McGinn as custodian for Matthew McGinn and 7,691 shares that may be acquired by Mr. McGinn upon the exercise of his options. Does not include 1,500 shares owned or controlled by Mr. McGinn's family members.

(6) Reflects 1,698 shares held individually by Ms. Chambers and 26,350 shares that may be acquired by Ms. Chambers upon the exercise of her options.

(7) Reflects 2,515 shares held individually by Mr. Meredith; 4,000 shares held jointly by Mr. Meredith and his wife and 22,350 shares that may be acquired by Mr. Meredith upon the exercise of his options.

(8) Reflects 12,513 shares held individually by Mr. Mead and 2,000 shares that may be acquired by Mr. Mead upon the exercise of his options.

(9) Reflects 10,818 shares held individually by Mr. Thomson and 2,000 shares that may be acquired by Mr. Thomson upon the exercise of his options.

(10) Reflects 7,010 shares held by the Steven A. Elias Family Trust of which Mr. Elias is trustee and 2,000 shares that may be acquired by Mr. Elias upon exercise of his options.

(11) Includes an aggregate of 175,291 shares that may be acquired by the group upon the exercise of options.

Legal Proceedings

         The Company and the Bank are parties to various legal proceedings in the ordinary course of business. Management does not believe that there is any pending or threatened proceeding against the Company and the Bank which, if determined adversely, would have a material adverse effect on the business, results of operations, or financial position of the Company or the Bank.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Executive officers, directors and 10% stockholders are required by regulation to furnish the Company with copies of all such Section 16(a) filings made. The Company believes that, during the fiscal year ended December 31, 1999, its officers, directors and holders of more than 10% of the Company's Class A Common complied with all applicable Section 16(a) filing requirements.

The Form 4 reports filed for six directors and four executive officers for the month of April 1999 were received one day after the required due date. Mr. Timothy McGinn's Form 4 covering an aggregate of three transactions were filed inaccurately, understating the number of shares beneficially owned by an aggregate of 7,048 shares. Upon discovery of the inadvertent errors, corrective filings were made with the Commission.

Independent Auditors

         The Audit Committee recommended and the Board of Directors approved the selection of the accounting firm of Hacker, Johnson, Cohen & Grieb PA to audit the Company's financial statements for the 2000 fiscal year. Hacker, Johnson, Cohen & Grieb PA audited the Company's financial statements for the 1999 fiscal year. Representatives of Hacker, Johnson, Cohen & Grieb PA are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

Shareholder Proposals

         Proposals of shareholders intended to be presented at the Company's 2001 annual meeting of shareholders of the Company must be in writing and be received by the Secretary of the Company at 21845 Powerline Road, Boca Raton, Florida 33433, no later than November 17, 2000 for the proposals to be considered for inclusion in the Company's proxy statement and proxy relating to such meeting, subject to applicable rules and regulations. In addition, the Company's Bylaws provide that any new business to be taken up at any shareholders' meeting shall be stated in writing and filed with the Secretary of the Company at least five days before the date of such meeting, and all business so stated, proposed and filed shall be considered at such meeting, but no other proposal shall be acted upon at such meeting unless holders of in excess of 10% of the outstanding capital stock of the Company, present at such meeting in person or by proxy, approve a resolution to the effect that such new business shall be considered at the meeting.

Other Matters

As of the date of this Proxy Statement, management knows of no business to be presented at the meeting other than that described above. If, however, some other matter should be properly presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named as proxies.

                                              By Order of the Board of Directors

                                              /s/ Roberto Kassin
                                              ----------------------------------
                                              ROBERTO KASSIN
                                              Chairman of the Board

Boca Raton, Florida
March 8, 1999

                                   APPENDIX I

--------------------------------------------------------------------------------
                          POINTE FINANCIAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Directors Roberto Kassin and R. Carl Palmer, Jr. or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of Pointe Financial Corporation (the "Company") to be held on April 28, 2000 at 10 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.


              (To be signed on Reverse Side)                        SEE REVERSE
                                                                           SIDE

--------------------------------------------------------------------------------
[X]      Please mark your
         votes as in this example.

1.       Election of Directors
         Nominees:                  Class III                   For      Against
                                    Roberto Kassin              [ ]        [ ]
                                    Timothy McGinn              [ ]        [ ]
                                    R. Carl Palmer, Jr.         [ ]        [ ]

                                    To withhold authority to vote for any
                                    Nominee, write full name of nominee on the
                                    line below:
                                                --------------------------------
                                                --------------------------------
                                                --------------------------------
-
2.       Approval of the Amendment to the 1998 Director Deferred Compensation
         Plan.

                                                              For       Against
                                                              [ ]         [ ]

Please mark, sign, date and return this Proxy card promptly, using the enclosed envelope.

Please place an "X" ________ if you plan to attend the Annual Meeting of Shareholders.

This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned shareholder, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

Signature                                  Date
         ---------------------------------     --------------

Signature                                           Date
         ------------------------------------------     ----------------
                Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.